                                                                    EXHIBIT 11.1

             Statement Regarding Computation of Earnings Per Share



                                 Three Months Ended             Nine Months Ended
                                    September 30,                 September 30,
                                -------------------            --------------------
                                1998           1997            1998            1997
                                ----           ----            -----           ----

Net income (loss)            $  36,067      $  88,559      $(1,664,998)     $   76,542
                             =========      =========      ===========      ==========
Net income (loss)
  per share (basic)          $    0.01      $    0.02      $     (0.43)     $     0.02
                             =========      =========      ===========      ==========

Weighted average common
   shares outstanding        3,867,850      3,849,609        3,867,701       3,074,070
                             =========      =========      ===========      ==========

Net income (loss)
   per share (diluted)       $    0.01      $    0.02      $     (0.43)     $     0.02
                             =========      =========      ===========      ==========

Weighted average common
   and common equivalent
   shares outstanding        4,624,482      4,727,892        3,867,701       3,971,384
                             =========      =========      ===========      ==========